                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /


    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12


                       Investors Financial Services Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                    INVESTORS
                            FINANCIAL SERVICES CORP.

                              200 CLARENDON STREET
                                BOSTON, MA 02116

March 11, 2003

Dear Stockholder:

         We cordially invite you to attend the 2003 Annual Meeting of Stockholders of Investors Financial Services Corp. The meeting will be held in the Board Room on the 17th Floor at 200 Clarendon Street, Boston, Massachusetts, on Tuesday, April 15, 2003, at 11:00 a.m.

         Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of 2003 Annual Meeting of Stockholders and Proxy Statement.

         Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

         We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

                                            Sincerely,


                                            /s/ Kevin J. Sheehan
                                            Kevin J. Sheehan
                                            Chairman and Chief Executive Officer

PLEASE NOTE: STOCKHOLDERS SHOULD BE AWARE OF THE INCREASED SECURITY AT PUBLIC FACILITIES IN BOSTON. IF YOU PLAN TO ATTEND THE MEETING, PLEASE ALLOW ADDITIONAL TIME FOR REGISTRATION AND SECURITY CLEARANCE. YOU WILL BE ASKED TO PRESENT A VALID, PICTURE IDENTIFICATION SUCH AS A DRIVER'S LICENSE. IF YOU OWN YOUR SHARES THROUGH A BROKERAGE ACCOUNT OR OTHER NOMINEE, YOU MUST BRING PROOF OF OWNERSHIP (FOR DETAILS, SEE MEETING ADMISSION IN THE NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS). PUBLIC PARKING IS AVAILABLE NEARBY INCLUDING IN THE JOHN HANCOCK PARKING GARAGE, WHICH IS ONE BLOCK FURTHER UP CLARENDON STREET FROM OUR BUILDING ON YOUR RIGHT.

                                    INVESTORS
                            FINANCIAL SERVICES CORP.

                              200 CLARENDON STREET
                                BOSTON, MA 02116

                                 ---------------

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

                                 --------------

TIME            11:00 a.m., Eastern Time

DATE            Tuesday, April 15, 2003

PLACE           200 Clarendon Street, Seventeenth Floor, Boston, Massachusetts

PURPOSE         1.    To elect two (2) Class II directors;

                2. To approve the amendment of the Company's Certificate of Incorporation limiting the indemnification of officers and directors;

                3. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2003.

RECORD DATE     The directors have fixed the close of business on February 25,
                2003 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

MEETING         For security clearance at the meeting you will be asked to
ADMISSION       present a valid picture identification such as a driver's
                license or passport. If your Investors Financial Services Corp.
                stock is held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the list of stockholders. If your stock is held in street name, you should also bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date in order to be admitted to the meeting.

VOTING          Please submit a proxy as soon as possible so your shares can be
BY PROXY        voted at the meeting. You may submit your proxy by mail. If your stock is held in the name of a broker, bank or other nominee, you may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone.
                Follow the instructions on the form you receive from your broker or bank.

                                             By Order of the Board of Directors,


                                             /s/ John E. Henry
                                             John E. Henry
March 11, 2003                               SECRETARY

                                    INVESTORS
                            FINANCIAL SERVICES CORP.

                              200 CLARENDON STREET
                                BOSTON, MA 02116

                                 PROXY STATEMENT

                               GENERAL INFORMATION

WHEN WAS THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY SCHEDULED TO BE SENT TO STOCKHOLDERS?


This proxy statement and accompanying proxy are scheduled to be sent to stockholders beginning on or about March 11, 2003.


WHO IS SOLICITING MY VOTE?

The Board of Directors of Investors Financial Services Corp. ("Investors Financial" or the "Company") is soliciting your vote for the 2003 Annual Meeting of Stockholders.

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

64,892,525 shares of Common Stock of Investors Financial are outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote on each matter.

HOW DO I VOTE?

You may vote in person at the Annual Meeting or by proxy without attending the meeting. To vote by proxy please mark, date, sign and return the enclosed proxy in the enclosed envelope. If you vote by the enclosed proxy your shares will be voted at the meeting in accordance with your instructions or as provided in the proxy. If you do not give any instructions, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors given below.

If your stock is held in the name of a broker, bank or other nominee, you may have the choice of voting your shares over the Internet or by telephone. Follow the instructions on the form you receive from your broker or bank.

To vote in person, bring a form of personal identification with you. If your stock is held by a broker, bank or other nominee, bring an account statement or a letter from the record holder indicating that you own the shares as of the record date and first obtain from the record holder a proxy issued in your name.

WHAT ARE THE BOARD'S RECOMMENDATIONS ON HOW TO VOTE MY SHARES?

The Board of Directors recommends a vote:
     -   FOR election of the two directors (page 6)
     - FOR the amendment to Investors Financial's Certificate of Incorporation (page 20)
     - FOR the ratification of Deloitte & Touche LLP as Investors Financial's independent auditors (page 21)

WHO PAYS THE COST FOR SOLICITING PROXIES?

Investors Financial will pay the cost of soliciting proxies. The solicitation of proxies will be made primarily by mail. Investors Financial has retained Innisfree M&A Corporation to aid in the distribution of proxies for a fee of $2,500, plus expenses. Proxies may be solicited personally, by telephone, fax and e-mail by employees of Investors Financial and its principal subsidiary, Investors Bank & Trust Company (the "Bank"), without any additional remuneration. Investors Financial will reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals and for obtaining the authorization for the execution of proxies.

CAN I CHANGE MY VOTE?

You may revoke your signed proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

The two nominees for election as directors who receive a plurality of the shares voted for election of directors shall be elected directors (Item 1). The affirmative vote of 75% of all shares outstanding and entitled to vote is necessary to approve the amendment to Investors Financial's Certificate of Incorporation (Item 2). The affirmative vote of a majority of all shares present in person or represented by proxy at the meeting and entitled to vote is necessary to ratify the selection of Deloitte & Touche LLP as Investors Financial's independent auditors (Item 3).

HOW IS THE VOTE COUNTED?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by Investors Financial to act as tellers for the meeting. A majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes "for" a director. Shares properly voted to "abstain" on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are treated as having voted against the matter.

If you hold shares through a broker, bank or other nominee, generally the nominee may vote the shares for you in accordance with your instructions. Stock exchange and NASD rules prohibit a broker from voting shares held in a brokerage account on some proposals (a "broker non-vote") if the broker does not receive voting instructions from you. Under these rules, a broker may not vote in its discretion on Item 2. Shares that are subject to a broker non-vote are counted for determining the quorum but as not entitled to vote on the particular matter, so without voting instructions a broker non-vote could occur on Item 2. This will have the effect of the shares being voted against approval of Item 2.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We do not know of any other matters that may be presented for action at the meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

              MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 25, 2003: (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of the Company's Common Stock outstanding at such date; (ii) by each director, nominee and each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers"; and (iii) by all executive officers, directors and nominees as a group. Unless otherwise indicated below, each person listed maintains a business address c/o Investors Financial Services Corp., 200 Clarendon Street, Boston, MA 02116 and, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law or as otherwise noted.

Name and Address                                                 Amount and Nature     Percent
of Beneficial Owner                                               of Ownership***     of Class**
-------------------                                              -----------------    ----------
Entities associated with
FMR Corp. (1) ................................................        6,452,167           9.94%
   82 Devonshire Street
   Boston, MA  02109

Entities associated with
Oakmont Corporation (2) ......................................        3,580,764           5.52%
   865 South Figueroa Street
   Los Angeles, CA  90017

Frank B. Condon, Jr. (3)......................................           66,752               *
Robert B. Fraser (4)..........................................          100,533               *
Donald G. Friedl (5)..........................................           34,598               *
Thomas P. McDermott (6).......................................           30,814               *
James M. Oates (7)............................................           53,579               *
Phyllis S. Swersky (8) .......................................           22,488               *
Kevin J. Sheehan (9)..........................................        2,057,445           3.17%
Michael F. Rogers (10)........................................        1,753,097           2.70%
Edmund J. Maroney (11)........................................          587,642               *
Robert D. Mancuso (12)........................................          566,273               *
John N. Spinney, Jr. (13).....................................           17,954               *
All executive officers and directors
as a group (12 persons) (14) .................................        5,453,337           8.40%

----------
*        Less than 1%

** Percentage ownership is based upon shares of Common Stock outstanding as of February 25, 2003. Shares of Common Stock that may be acquired by a listed person within 60 days of February 25, 2003 are deemed outstanding for purposes of computing the number of shares of Common Stock owned by that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

*** On February 16, 1999, the Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend payable March 17, 1999 to stockholders of record on March 1, 1999. On May 15, 2000, the Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend payable June 15, 2000 to stockholders of record on May 31, 2000. On April 23, 2002, the Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend payable June 14, 2002 to stockholders of record on May 24, 2002. Share numbers in this proxy statement have been restated to reflect these stock splits, where applicable.

(1) All shares may be deemed to be beneficially owned by members of the Johnson family who may be deemed to control FMR Corp. Information with respect to FMR Corp. and its affiliates is derived from the Schedule 13G/A filed jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company with the Securities and Exchange Commission on or about February 13, 2003.

(2) All shares may be deemed to be beneficially owned by Robert Day who may be deemed to control Oakmont Corporation. Information with respect to Oakmont Corporation and Robert Day is derived from the Schedule 13G/A filed jointly by Robert Day and Oakmont Corporation with the Securities and Exchange Commission on or about February 13, 2003. The reporting herein of such shares shall not be construed as an admission by Mr. Day that Mr. Day is the beneficial owner thereof for purposes of Section 16 of the Securities Exchange Act of 1934 or for any other purpose.

(3) Includes 26,512 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of stock options granted under the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan").


(4) Includes 52,380 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of stock options granted under the Director Plan and the Company's Amended and Restated
         1995 Stock Plan (the "1995 Plan").


(5) Includes 22,954 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of stock options granted under the Director Plan.

(6) Includes 14,202 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of stock options granted under the Director Plan.

(7) Includes 6,699 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of options granted under the Director Plan.

(8) Includes 16,088 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of stock options granted under the Director Plan.

(9) Includes 935,755 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of stock options granted under the 1995 Plan.

(10) Includes 710,499 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of stock options granted under the 1995 Plan.

(11) Includes 363,051 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of stock options granted under the 1995 Plan.

(12) Includes 315,694 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of stock options granted under the 1995 Plan.

(13) Includes 14,999 shares of Common Stock which may be purchased within 60 days of February 25, 2003 upon the exercise of stock options granted under the 1995 Plan.

(14) Includes 2,590,680 shares of Common Stock which may be purchased by executive officers and directors within 60 days of February 25, 2003 upon the exercise of stock options granted under the 1995 Plan and shares of Common Stock which may be purchased by directors within 60 days of February 25, 2003 upon the exercise of stock options granted under the Director Plan.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                                    NOMINEES

         The Company's Certificate of Incorporation and By-laws provide for a Board of Directors divided into three classes. The members of each class of directors serve for staggered three-year terms. Mr. Condon and Mr. Fraser are Class II directors whose terms expire at the 2003 Annual Meeting of Stockholders. The Board of Directors is also composed of (i) two Class I directors (Mr. Friedl and Ms. Swersky) whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2005 and (ii) three Class III directors (Messrs. Sheehan, Oates and McDermott) whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2004.

         The Board of Directors has nominated and recommended that Mr. Condon and Mr. Fraser be elected Class II directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2006 and until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted or not voted in accordance with the judgment of the persons named as attorneys-in-fact in the proxies with respect to the vacancy created by that nominee's inability or unwillingness to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
     A VOTE "FOR" THE ELECTION OF FRANK B. CONDON, JR. AND ROBERT B. FRASER

         The following table sets forth the nominees to be elected at the Annual Meeting and each director whose term of office will extend beyond the Annual Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Company, the year the nominee's or director's term will expire and the class of director of each nominee and each director:

NOMINEE'S OR DIRECTOR'S
NAME AND YEAR NOMINEE OR                 POSITION(S) WITH       YEAR TERM      CLASS OF
DIRECTOR FIRST BECAME A DIRECTOR           THE COMPANY         WILL EXPIRE     DIRECTOR
--------------------------------         ----------------      -----------     --------
NOMINEES:

Frank B. Condon, Jr. (1986)                  Director              2006           II
Robert B. Fraser (1996)                      Director              2006           II

CONTINUING DIRECTORS:

Donald G. Friedl (1996)                      Director              2005            I
Phyllis S. Swersky (1996)                    Director              2005            I
Kevin J. Sheehan (1990)                    Chairman and
                                     Chief Executive Officer       2004           III
James M. Oates (1995)                        Director              2004           III
Thomas P. McDermott (1995)                   Director              2004           III

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the directors and the executive officers of the Company as of February 25, 2003, their ages, and the positions currently held by them with the Company. The Company's executive officers are appointed by, and serve at the discretion of, the Board of Directors. Each executive officer is a full time employee of the Company. There is no family relationship between any executive officer or director of the Company.

NAME                       AGE     POSITION
----                       ---     --------
Kevin J. Sheehan           51      Chairman of the Board and Chief Executive Officer
Michael F. Rogers          45      President
John N. Spinney, Jr.       37      Senior Vice President and Chief Financial Officer
Robert D. Mancuso          42      Senior Vice President - Marketing and Client Management
Edmund J. Maroney          46      Senior Vice President - Technology
John E. Henry              38      Senior Vice President, General Counsel and Secretary
James M. Oates             56      Director
Thomas P. McDermott        67      Director
Robert B. Fraser           74      Director
Frank B. Condon, Jr.       67      Director
Donald G. Friedl           70      Director
Phyllis S. Swersky         51      Director

     Mr. Sheehan is Chairman of the Executive Committee of which Messrs. Oates, Condon and McDermott are also members. Mr. Oates is Chairman of the Compensation Committee of which Messrs. Condon and McDermott are also members. Mr. McDermott is Chairman of the Audit Committee of which Mr. Fraser and Ms. Swersky are also members. Mr. Condon is Chairman of the Nominating and Corporate Governance Committee of which Mr. McDermott and Mr. Oates are also members. The Company was organized in June 1995 to serve as the holding company for the Bank and for periods prior to that date, references to the Company mean the Bank.

     MR. SHEEHAN has served as a director since 1990. He has been Chief Executive Officer and Chairman of the Board of Directors since June 1995. Mr. Sheehan served as President from June 1992 to August 2001. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of the Bank of New England, Mr. Sheehan was a Senior Vice President at the Bank of New England.

     MR. ROGERS has been President since August 2001, and has had responsibility for all operating areas since 1990. He served as Executive Vice President from September 1993 to August 2001. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of Bank of New England, Mr. Rogers was a Vice President at the Bank of New England.

     MR. SPINNEY has been Senior Vice President since August 2001 and Chief Financial Officer since January 2002. Prior to joining the Company in August 2001, Mr. Spinney was an audit partner in the Financial Services Practice of KPMG LLP, a public accounting firm.

     MR. MANCUSO has been Senior Vice President - Marketing and Client Management since September 1993. He joined the Company in September 1992. Prior to joining the Company, Mr. Mancuso was Eastern Region Director of Sales for PRJ Associates, a software development firm.

     MR. MARONEY has been Senior Vice President - Technology since July 1991. Mr. Maroney served as a Systems Manager in the custody department prior to becoming Senior Vice President. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of the Bank of New England, Mr. Maroney was Vice President at the Bank of New England.

     MR. HENRY has been General Counsel of the Company since February 1996, Secretary of the Company since January 1997 and Senior Vice President since April 2000. Prior to joining the Company, Mr. Henry was an associate at the Boston law firm of Testa, Hurwitz & Thibeault, LLP.

     MR. OATES has been a director of the Company since June 1995. Mr. Oates has been Chairman of Hudson Castle Group, Inc., since 1995 and has been the managing director of the Wydown Group, a consulting firm specializing in start-ups and turn-arounds, since 1994. Mr. Oates served as President and Chief Executive officer of Neworld Bancorp Incorporated from 1984 to 1994. Mr. Oates is a Director and Chairman of the Investment Committee and Member of the Audit and Personnel Committees of Connecticut River Bancorp, Inc., and Connecticut River Bank. Mr. Oates is also a Director and Member of the Executive and Compensation Committees of Stifel Financial Corporation; Director of the New Hampshire Trust Co., as well as twenty-five Phoenix Mutual Funds. He serves as a Member of the Consulting Committee of the Phoenix-Kayne Mutual Fund Board. Mr. Oates is Chairman of the Board of Directors and a Member of the Executive and Compensation Committees of Emerson Investment Management, Inc. Mr. Oates is also Treasurer, Director and the Chair of the Finance and Investment Committees of the Endowment for Health, a New Hampshire non-profit corporation; a member of the Investment Committee of the New Hampshire Charitable Foundation; and Trustee Emeritus for Middlesex School.

     MR. McDERMOTT has been a director of the Company since June 1995. He has been Managing Director of TPM Associates, a consulting firm, since January 1994. He served as Managing Partner, New England Area of Ernst & Young LLP from 1989 to 1993. Mr. McDermott is also a director of ACCION International, the Pioneer Institute of Public Policy Research, Massachusetts Eye & Ear Infirmary and Harvard University - LASPAU.

     MR. FRASER has been a director of the Company since June 1996. Mr. Fraser was Chairman of the Boston law firm of Goodwin Procter LLP from 1984 to 1997. He is also Chairman of The Arts & Business Council of Greater Boston and a Director of the Massachusetts Institute for a New Commonwealth (MassINC).

     MR. CONDON has been a director of the Company since April 1986. From July 1982 to July 1993, he was Chief Executive Officer and President, and from July 1993 to April 1997 he was Chief Executive Officer and Chairman, of Woodstock Corporation, a Boston-based investment management firm and of its wholly owned subsidiary, Woodstock Service Corporation, a provider of financial services. Mr. Condon also serves as a Director of Big Sandy Management Company and Manager of Coal, Energy Investments & Management, LLC.

     MR. FRIEDL has been a director of the Company since February 1996. He was the Chairman, President and Chief Executive Officer of All Seasons Services, Inc., a commercial food and vending company, from 1986 until January 1997. He served as a Director of Classic Foods, Inc. from June of 1999 to March of 2002. Mr. Friedl currently serves as a director of Marical, Inc., a marine biotechnology company and Custom Foods, Inc.

     MS. SWERSKY has been a director of the Company since February 1996. She has been President of The Meltech Group, a consulting firm specializing in business advisory services for high-growth potential businesses, since 1995. She was the President of The Net Collaborative, Inc., an Internet systems integration company, from 1996 to 1997. She served as President of Work/Family Directions, Inc., a provider of employee benefits programs, from 1992 through 1995. Prior to 1992, she was Executive Vice President and Chief Financial Officer of AICorp, Inc., a computer software company. Ms. Swersky also serves as a Director of Art Technology Corp., a computer software company.

     A director may be removed for cause, which is generally defined under Delaware law as an event of a substantial nature which directly affects the rights and interests of a company's stockholders, such as disclosing trade secrets of the Company or embezzling corporate funds, by a vote of at least a majority of the shares of the Company's capital stock entitled to vote in the election of directors. A director may be removed without cause by a vote of at least seventy-five percent of the shares of the Company's capital stock entitled to vote in the election of directors.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors met seven times during the fiscal year ended December 31, 2002. The membership of the Audit Committee of the Board of Directors is currently comprised of Messrs. McDermott and Fraser and Ms. Swersky. The functions and responsibilities of the Audit Committee are set forth below in the Report of the Audit Committee. The Audit Committee met ten times during the fiscal year ended December 31, 2002.

         The Compensation Committee, whose members currently are Messrs. Oates, McDermott and Condon, is responsible for administering the Company's stock plans and for reviewing and approving compensation matters concerning the executive officers and key employees of the Company. The Compensation Committee met five times during the fiscal year ended December 31, 2002.


         The Nominating and Corporate Governance Committee, whose members currently are Messrs. Condon, McDermott and Oates, is responsible for oversight of corporate governance at the Company and recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Company. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Any such recommendations should be submitted in writing to the Secretary of the Company at the Company's principal executive offices in accordance with the nominating procedures set forth in the Company's by-laws. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2002.


         During 2002, other than Mr. Friedl who missed three meetings of the Board of Directors due, in part, to illness, no director attended fewer than 75% of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

                          REPORT OF THE AUDIT COMMITTEE

         The functions of the Audit Committee (the "Audit Committee") are focused on the following areas:

               - the reliability and integrity of the Company's accounting and financial reporting practices;

               - the quality and integrity of the Company's financial statements and reports;


               - the independence and performance of the Company's internal auditors and independent auditors;


               - the Company's compliance with legal and regulatory requirements and internal policies; and

               -  the soundness of the Company's internal controls.


         The directors who serve on the Audit Committee are all "Independent" for purposes of Section 4200(a)(14) of the National Association of Securities Dealers' listing standards. That is, the Board of Directors has determined that none of the members of the Audit Committee has a relationship to the Company that may interfere with his or her independence from the Company and its management.

         The Audit Committee met ten times during 2002.

         The Board has adopted a written charter setting out the authority and responsibilities of the Audit Committee. A copy of the current Audit Committee Charter is attached to this report as APPENDIX A and provides greater detail regarding the activities of the Audit Committee.

         Management has primary responsibility for the Company's consolidated financial statements and the overall reporting process, including the Company's system of internal controls.

         The independent auditors audit the annual consolidated financial statements prepared by management, express an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

         For 2002, the Audit Committee reviewed the Company's audited consolidated financial statements and met with both management and Deloitte & Touche, the Company's independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles and fairly represent the financial condition and results of operations of the Company.

         The Audit Committee has received from and discussed with Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to Deloitte & Touche's independence from the Company. The Audit Committee also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The Audit Committee also engaged Deloitte & Touche to act as the Company's independent auditors for the 2003 fiscal year.

                          RESPECTFULLY SUBMITTED BY THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                           Thomas McDermott (Chairman)
                                  Robert Fraser
                                 Phyllis Swersky

                       COMPENSATION AND OTHER INFORMATION
                   CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Company in all capacities during the years ended December 31, 2002, 2001 and 2000 to (i) the Company's Chief Executive Officer and (ii) each of the other four most highly compensated executive officers of the Company who received total annual salary and bonus in excess of $100,000 in fiscal 2002 (the "Named Executive Officers").

                                                                              LONG TERM
                                                                             COMPENSATION
                                           ANNUAL COMPENSATION(1)               AWARDS
                                           ----------------------            ------------
                                                                                                  ALL OTHER
           NAME AND                                             BONUS OR                        COMPENSATION
      PRINCIPAL POSITION             YEAR         SALARY($)   COMMISSION($)    OPTIONS(#)(2)       ($)(3)
-----------------------------        ----       ------------------------       -------------    ------------
Kevin J. Sheehan.............        2002         750,000       1,687,500           33,428            6,840
  Chief Executive Officer and        2001         650,000       1,462,500           70,557            5,940
   Chairman                          2000         550,000       1,100,000          129,704            5,742

Michael F. Rogers............        2002         650,000       1,462,500           77,767            6,840
  President                          2001         550,000       1,237,500          103,962            5,940
                                     2000         450,000         900,000          137,806            5,679

Edmund J. Maroney............        2002         425,000         956,250           20,000            6,714
  Senior Vice President -            2001         365,000         821,250           46,199            5,713
   Technology                        2000         315,000         630,000           53,170            5,504

Robert D. Mancuso............        2002         350,000         675,654(4)        24,759            6,588
  Senior Vice President - ...        2001         325,000         579,438(4)        45,048            5,646
   Marketing and Client              2000         275,000         562,312(4)        61,336            5,454
   Management

John N. Spinney, Jr..........        2002         250,000         375,000           70,000            6,420
  Senior Vice President and          2001(5)       72,115         150,000           20,000              123
   Chief Financial Officer

----------
(1) Excludes non-cash compensation that in the aggregate does not exceed the lesser of $50,000 or 10% of such named individual's cash compensation.
(2) Adjusted to reflect the two-for-one stock split of the Company's Common Stock on June 14, 2002.
(3) The amount shown for each Named Executive Officer for 2002, 2001 and 2000 includes the dollar value ($6,000, $5,100 and $5,100) of matching contributions made pursuant to the Company's 401(k) plan, a qualified employee benefit defined contribution plan, for 2002, 2001 and 2000, respectively. Also included are net premiums paid by the Company for term life insurance for the benefit of Messrs. Sheehan ($840, $840 and $642), Rogers ($840, $840 and $579), Maroney ($714, $613 and $404),
         Mancuso ($588, $546 and $354) and Spinney ($420, $123 and $0) in 2002,
         2001 and 2000, respectively.
(4) Amounts shown represent commission payments made during 2002, 2001 and 2000 and relate in part to revenues generated in 2001, 2000 and 1999, respectively.
(5)      Mr. Spinney joined the Company in September 2001.

                              OPTION GRANTS IN 2002

         The following table sets forth certain information regarding options to purchase Common Stock granted during 2002 by the Company to the Named Executive Officers. The Company did not grant any stock appreciation rights in 2002.


                                            INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                         ---------------------------------------------------------     VALUE AT ASSUMED ANNUAL
                          NUMBER OF    % OF TOTAL                                     PERCENTAGE RATES OF STOCK
                           SHARES        OPTIONS                                         PRICE APPRECIATION
                         UNDERLYING    GRANTED TO                                          FOR OPTION TERM (2)
                           OPTIONS    EMPLOYEES IN   EXERCISE PRICE    EXPIRATION  ----------------------------
NAME                      GRANTED      FISCAL YEAR   ($/SHARE) (1)        DATE           5% ($)       10% ($)
----                     ----------   -------------  --------------    ----------   ------------     ----------
Kevin J. Sheehan......       3,428(a)     0.51%           29.0290       11/16/08          33,843        76,779
                            30,000(b)     4.45%           31.0900       11/12/12         586,570     1,486,484

Michael F. Rogers.....       3,324(a)     0.49%           31.0900       11/16/08          35,147        79,736
                            66,513(c)     9.86%           31.0900       11/12/12       1,300,484     3,295,683
                             3,476(a)     0.52%           36.2150       11/18/07          42,812        97,127
                             4,454(a)     0.66%           36.2150       11/16/08          65,666       153,030

Edmund J. Maroney.....      20,000(b)     2.97%           31.0900       11/12/12         391,047       990,989

Robert D. Mancuso.....      20,000(b)     2.97%           31.0900       11/12/12         391,047       990,989
                             2,722(a)     0.40%           36.9700       11/18/07          27,803        61,437
                             2,037(a)     0.30%           36.9700       11/16/08          25,612        58,105

John N. Spinney, Jr...      20,000(b)     2.97%           31.0900       11/12/12         391,047       990,989
                            50,000(d)     7.41%           36.9700        6/18/12       1,162,512     2,946,033

----------

(a)      Grants are exercisable immediately.

(b) Grants become exercisable in 48 equal monthly installments beginning November 12, 2002 and include a reload feature. The reload feature provides that on an exercise of options in which the optionee makes payment through the delivery of previously owned shares of the Company's Common Stock, the optionee shall receive an additional option to purchase that number of shares of the Company's Common Stock as was delivered in payment for such exercise.
(c) Of the number shown, (i) a portion of the grant (25,000) becomes exercisable in 48 equal monthly installments beginning November 12, 2002 and includes a reload feature, and (ii) the remainder of the grant (41,513) is exercisable immediately.
(d) Grant becomes exercisable in four annual installments beginning June 18, 2002 and includes a reload feature.


(1) The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of the Common Stock on the date of grant.
(2) Amounts shown represent hypothetical gains that could be achieved for the respective options exercised at the end of the option term. These gains are based on assumed rates of appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, the date on which the options are exercised and the date on which the underlying shares of Common Stock are sold. The potential realizable value does not represent the Company's prediction of its future stock price performance.

                       AGGREGATED OPTION EXERCISES IN 2002
                     AND OPTION VALUES AT DECEMBER 31, 2002

         The following table sets forth certain information regarding stock option exercises by the Named Executive Officers in 2002 and the number and value of the Named Executive Officers' unexercised stock options at December 31, 2002.


                                                                                              VALUE OF UNEXERCISED
                                                         NUMBER OF SECURITIES UNDERLYING          IN-THE-MONEY
                                                                UNEXERCISED OPTIONS                OPTIONS AT
                                                              AT DECEMBER 31, 2002(#)        DECEMBER 31, 2002 ($)(2)
                      SHARES ACQUIRED        VALUE       -------------------------------    ------------------------
NAME                  ON EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                  ---------------   ---------------   -----------     -------------    -----------   -------------
Kevin J. Sheehan.....     16,704             387,125        903,255          193,759       14,045,129       412,941
Michael F. Rogers....     66,704           1,918,004        683,418          161,465        6,869,835       344,107
Edmund J. Maroney....          0                  --        356,445          106,673        5,485,357       206,504
Robert D. Mancuso....     50,144           1,384,854        303,042          106,673        4,251,097       206,504
John N. Spinney, Jr..          0                  --         13,333           76,667          245,050            --


----------
(1) Calculated as the difference between the fair market value of the underlying Common Stock at the exercise date of the options and the aggregate exercise price. Actual gains on stock option exercises depend on the value of the underlying Common Stock on the date such Common Stock is actually sold.
(2) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 2002 ($27.39 per share, the last reported sales price of the Company's Common Stock on the Nasdaq National Market on December 31, 2002) multiplied by the number of shares underlying the option. The actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, the date on which the options are exercised and the date on which the underlying shares of Common Stock are sold.

STOCK PLANS

         The Company currently has three stock plans: the 1995 Plan, the Director Plan and the 1997 Employee Stock Purchase Plan (the "1997 Plan"). Each of the 1995 Plan, the Director Plan and the 1997 Plan have been approved by stockholders. The Company does not have any equity compensation plans that have not been approved by stockholders.

         The following table provides aggregate information, as of December 31, 2002, regarding outstanding options and the number of shares of Common Stock available for future issuance under the 1995 Plan, the Director Plan and the 1997 Plan.


        Number of securities to          Weighted-average exercise price of          Number of securities
      be issued upon exercise of          outstanding options, warrants and     remaining available for future
  outstanding options, warrants and                    rights                              issuance
                rights
--------------------------------------- -------------------------------------- ----------------------------------
              6,621,152                                 $ 22                              4,811,185*
--------------------------------------- -------------------------------------- ----------------------------------


*Includes shares available for issuance under the 1997 Plan.

BONUSES

         The Company from time to time awards certain key employees bonuses based on both individual and Company performance. The Company's 2002 Senior Executive Bonus Plan was put in place in December 2001 and expired on December 31, 2002. The 2002 Senior Executive Bonus Plan established a target level for 2002 operating earnings per share and cash bonus pools for executive officers based on achieving target levels. Bonuses were allocated to management based on contributions to operating results. Payments to Named Executive Officers in 2002 were made in the following amounts: Mr. Sheehan $1,687,500; Mr. Rogers $1,462,500; Mr. Maroney $956,250; Mr. Spinney $375,000; and all executive officers as a group $4,825,000.

EMPLOYMENT AGREEMENTS

         The Company entered into amended and restated employment agreements with Kevin J. Sheehan, Michael F. Rogers, Robert D. Mancuso and Edmund J. Maroney on May 16, 2000, and with John N. Spinney, Jr. on November 12, 2002, each with a term of three years, subject to annual renewal and earlier termination. The agreements with Messrs. Sheehan, Rogers, Mancuso, Maroney and Spinney currently have a term that expires on December 31, 2005.


         Messrs. Sheehan's, Rogers', Maroney's and Mancuso's and Mr. Spinney's agreements provide that the Company will employ Messrs. Sheehan, Rogers, Maroney, Mancuso and Spinney as Chief Executive Officer, President, Senior Vice President - Technology and Senior Vice President - Marketing and Client Management, and Senior Vice President and Chief Financial Officer, respectively, and will pay them an annual salary determined by the Company's Board of Directors, as well as an annual bonus under the Company's then applicable bonus plans, if any. Under their employment agreements, the Company may terminate their employment for cause defined as (i) a finding by a majority of the Board of Directors that the employee has performed his duties inadequately, (ii) action or inaction by the employee which results in a material breach of the agreement or in the employee unfairly competing with the Company, (iii) the commission of a felony which shall adversely affect the employee's ability to perform his duties, or (iv) the commission of an act of fraud, dishonesty, gross negligence or deliberate disregard for the rules and policies of the Company. Termination for cause results in no liability to the Company beyond the payment of wages to the date of discharge, except in the case of a termination solely pursuant to a finding by a majority of the Board of Directors that an individual has performed his or her duties inadequately, in which case the agreements provide for a lump sum payment equal to nine months of annual salary at the then current rate, as well as nine months of continuing medical coverage paid for by the Company. Should their employment be terminated by the Company without cause, by disability, or by Messrs. Sheehan, Rogers, Mancuso, Maroney or Spinney for good reason, which good reason includes (i) a material change by the Company of either of their authority, functions or duties which results in a reduction in their respective position's scope, importance or responsibilities, (ii) a failure by the Company to comply with the terms of the employment agreements, and (iii) with respect to Mr. Sheehan only, a failure by the stockholders to re-elect him as a director of the Company, the agreements provide for a lump sum payment equal to the greater of twice their current annual salary and the amount equal to the highest of their three most recent annual bonuses, or the salary and bonus due to be paid under the remaining term of the agreement. Mr. Mancuso's agreement bases the foregoing payment on the highest of his three most recent annual sales commission payments, rather than bonus. The agreements also provide for continuation of medical coverage for the longer of two years or the remaining term of the agreement. The agreements also provide that the Company shall pay to Messrs. Sheehan, Rogers, Mancuso, Maroney and Spinney an amount sufficient to fund a life insurance policy payable to the beneficiaries of their choice in a face amount equal to same amount as that they would receive upon termination of their employment by the Company without cause.


         The Company also entered into change of control employment agreements with Kevin J. Sheehan, Michael F. Rogers, Robert D. Mancuso, and Edmund J. Maroney on May 16, 2000, and with John N. Spinney, Jr. on August 23, 2001. The agreements with Messrs. Sheehan, Rogers, Mancuso, Maroney and Spinney currently have a term of three years, subject to automatic annual renewal and earlier termination.

         The change of control employment agreements become effective upon a change in control of the Company, defined to be a consolidation, merger, reorganization or sale or transfer of all or substantially all of the assets of the Company, a change in a majority of the Board of Directors, or the acquisition by any person of 20% or more of the voting securities of the Company. The agreements provide that if any of Messrs. Sheehan, Rogers, Mancuso, Maroney or Spinney is terminated during the term of his or her agreement, he or she shall receive a lump sum severance payment equal to three times the employee's most recent annual salary plus a payment equal to three times the highest of the employee's three most recent annual bonuses, or, in the case of Mr. Mancuso, the highest of his three most recent annual sales commission payments, as well as an actuarial payment under any existing defined benefit plan and continuing benefits and medical coverage for three years.

PENSION PLANS

         In 1971, the Company adopted the Investors Bank & Trust Pension Plan (as amended, the "Pension Plan"), covering all employees who are at least 21 years of age. In 1996, the Company amended the Pension Plan to freeze the admission of new entrants after December 31, 1996. The Pension Plan was amended in December 2001 to freeze benefit accruals for certain highly compensated participants as of December 31, 2002, as well as change the maximum allowable compensation projected for future years. Such highly compensated participants will receive their full benefit accrual under the Company's non-qualified retirement plan, as described below. Benefits under the Pension Plan are based on an employee's years of service and his or her final average monthly compensation. A participant's monthly benefit at normal retirement (I.E., at or after attaining the age of 65 years) payable as a life annuity equals a percentage of the participant's final average monthly compensation multiplied by years of service. The percentage varies depending on years of service and the level of final average monthly compensation. Early retirement benefits are available to participants who have attained age 55 and have at least 10 years of service. Benefits are payable at retirement in the form of a monthly annuity or a single lump sum.

         A participant's final average monthly compensation is the average of such participant's total eligible compensation (I.E., basic cash remuneration excluding incentive compensation) during the 60 consecutive months in the last 120 months of employment affording the highest such average subject to certain limits on eligible compensation set by Federal law. For 2002, this limit was $200,000. The Pension Plan's benefit formula described above became effective in 1991, but applies to all periods of benefit service.

         In 1994, the Company adopted the Investors Bank & Trust Supplemental Executive Retirement Plan (as amended, the "SERP") covering certain employees. The SERP is a non-qualified supplemental retirement plan and pays benefits for certain participants in addition to benefits paid under the Pension Plan. Benefits under the SERP are based on an employee's total compensation or the portion of such employee's total compensation not included in the calculation of benefits to be paid under the Pension Plan. Payments under the SERP are based on years of service and the employee's final total compensation, including incentive compensation (i.e. bonus and commissions) for certain participants.

         The following table shows the estimated annual benefits payable to employees covered by both the Pension Plan and the SERP or exclusively by the SERP upon retirement in specified total compensation and years of service classifications. Amounts listed in the table are not subject to deduction for social security or other offset amounts.

                              Years of Service at Retirement (Age 65 in 2002)
               ------------------------------------------------------------------------------
REMUNERATION          10         15          20          25            30            35
------------          --      ---------  ---------   -----------    -----------   -----------
$    200,000      $  40,953   $  61,430  $  81,907   $   102,383    $   109,883   $   117,383
$    500,000      $ 105,453   $ 158,180  $ 210,907   $   263,633    $   282,383   $   301,133
$  1,000,000      $ 212,953   $ 319,430  $ 425,907   $   532,383    $   569,883   $   607,383
$  1,500,000      $ 320,453   $ 480,680  $ 640,907   $   801,133    $   857,383   $   913,633
$  2,000,000      $ 427,953   $ 641,930  $ 855,907   $ 1,069,883    $ 1,144,883   $ 1,219,883

         The following Named Executive Officers have the specified credited years of service under the Pension Plan and the SERP as of December 31, 2002:
Mr. Sheehan, 26.6 years; Mr. Rogers, 20.3 years; Mr. Maroney, 17.3 years; and Mr. Mancuso, 10.3 years. Mr. Spinney has 1.3 credited years of service under the SERP as of December 31, 2002. The summary compensation table previously presented does not reflect the payment to any of the Named Executive Officers of compensation pursuant to either the Pension Plan or the SERP, as payment obligations pursuant to each of the Pension Plan and the SERP are contingent on retirement.


REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the three member Compensation Committee of the Board of Directors (the "Compensation Committee"). The three members of the Compensation Committee are independent non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of the Chief Executive Officer, and together with the Chief Executive Officer, establishes the compensation of the other executive officers of the Company. The Compensation Committee then recommends those compensation packages to the full Board for its approval.

         The Company's compensation policy for executive officers is designed to achieve the following objectives:
         - To enhance profitability of the Company and increase stockholder value.
         - To reward executives in accordance with the Company's annual and long-term performance goals.
         -  To recognize individual initiative and achievement.
         - To provide competitive compensation that will attract and retain qualified executives.

         The compensation program for executive officers consists of three primary elements: (1) base salary, which is determined on an annual basis and is primarily dependent on external market data; (2) annual incentive compensation in the form of cash bonuses which are based on the achievement of pre-determined financial objectives of the Company; and (3) long-term incentive compensation, in the form of stock options, granted periodically with the objective of aligning the executive officers' long-term interests with those of the stockholders, encouraging superior results over an extended period and retaining key executive officers. Annual incentive compensation for Mr. Mancuso is in the form of sales commission payments based on revenue received by the Company from new sales.

         Base salary is intended to be competitive with base salary offered for similar executive positions at other local companies in the same or similar industries. The base salary for the Company's executive officers for 2002 reflected a mid-range level of competitive compensation in order to attract and retain key executive officers. In addition to external market data, the Committee also reviews the Company's financial performance and individual performances when adjusting base salary annually.

         In the spring of 2002, the Compensation Committee engaged Hewitt Associates to perform an independent evaluation of executive compensation at the Company. The Hewitt report looked at each compensation component as well as the relative mix of compensation for executive officers of the Company. The report compared executive compensation at the Company to compensation at various other companies, including competitors of the Company. The report also used a number of third party compensation surveys. The report adjusted comparative compensation levels according to size of company and other factors. The Compensation Committee met independently with officials from Hewitt and used the information and analysis contained in the Hewitt report in developing the 2003 Executive Compensation Plan. The Compensation Committee met in executive session regularly while developing the 2003 Compensation Plan.

         In November 2002, the Compensation Committee set the terms for the 2003 Executive Compensation Plan, and recommended those terms to the full Board for approval. The full Board approved the 2003 Executive Compensation Plan at their November 2002 regular meeting. This plan established (i) base salaries for 2003;
(ii) proposed option grant levels for 2003; (iii) target levels for operating earnings per share for 2003 and bonus amounts payable to executive officers under the Senior Executive Bonus Plan, based on achieving such targets and (iv) sales commission parameters for Mr. Mancuso. If 2003 operating earnings per share equal the minimum target, certain executive officers will receive bonuses ranging from 100% to 125% of their annual base pay, depending on their positions, with the Chief Executive Officer and the President each receiving 125% of their respective annual base pay. If 2003 operating earnings per share exceed the minimum target level, additional bonus amounts are available to the executive officers under the bonus plan, up to a maximum amount equal to 225% of their respective annual base pay. The actual level of bonus earned is based upon achievement of specific predetermined performance targets established by the Compensation Committee. No bonuses will be payable to executive officers if 2003 operating earnings per share are less than or equal to 2002 operating earnings per share. Mr. Mancuso receives commissions, subject to various eligibility requirements, on revenue received by the Company from sales to new clients and sales of new products to existing clients.

         Federal law and regulations provide generally that in order to qualify for a tax deduction (as further explained later in this report), compensation in excess of $1 million paid to a public corporation's top executive officers must qualify as performance-based compensation. In order to qualify as performance-based compensation, bonuses must be earned under a plan, the material terms of which have been approved by stockholders. In general, the performance measures under such a plan must be reapproved by stockholders every five years. The Senior Executive Bonus Plan was last approved by stockholders in April 2001.

         Long-term incentive compensation, in the form of stock options, also aligns executive officers' interests with those of stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with an emphasis on long-term financial results and may help to retain key executive officers.

         When establishing stock option grant levels, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules and exercise price of outstanding options and the current stock price. Stock options granted under the 1995 Plan have had an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and generally vest over a four-year period.


         The 2002 base salary for Mr. Sheehan, the Company's Chief Executive Officer, was established by the Board of Directors in December 2001. Under the terms of the 2002 Senior Executive Bonus Plan, Mr. Sheehan's bonus eligibility was set forth on a matrix under which Mr. Sheehan would receive no bonus if 2002 operating earnings per share did not exceed 2001 operating earnings per share. Mr. Sheehan's bonus eligibility increased incrementally in relation to the amount by which 2002 operating earnings exceeded 2001 operating earnings. In accordance with the terms of the 2002 Senior Executive Bonus Plan, at the Company's operating earnings per share level of $1.04 for 2002, Mr. Sheehan was eligible for a bonus equal to 225% of his 2002 salary, or $1,687,500. Accordingly, approximately 69% of Mr. Sheehan's $2,437,500 in 2002 cash compensation was based on corporate performance, specifically, the Company's operating earnings per share. Also, the Compensation Committee granted Mr. Sheehan options to purchase 30,000 shares of Common Stock under the Company's 2002 Executive Compensation Plan. The Board of Directors believes that Mr. Sheehan has led the Company toward achieving its goals of growth in revenue and the client base and expansion in the breadth of services provided. The Board specifically noted the Company's overall performance under Mr. Sheehan's leadership, especially through the difficult economic and market conditions experienced in 2002.


         In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by
Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

         The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

                            RESPECTFULLY SUBMITTED BY
                           THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                 James M. Oates
                              Frank B. Condon, Jr.
                               Thomas P. McDermott

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Board of Directors has established a Compensation Committee currently consisting of Messrs. Oates, Condon and McDermott, who were the only members of the Compensation Committee during 2002. No executive officer of the Company served as a member of the Compensation Committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Company.

COMPENSATION OF DIRECTORS

         Employee directors do not receive cash compensation for their service as members of the Board of Directors. For 2002, non-employee directors received a retainer fee of $15,000, paid quarterly, and an additional $2,142.86 for each meeting of the Board of Directors they attended. During 2003, each non-employee director will receive a retainer fee of $20,000 and additional meeting fees for each meeting attended totaling $15,000 if all regular meetings are attended. During 2003, each member of the Audit Committee will receive additional fees equal to $4,000. Seven Board of Director Meetings were planned for 2002 and seven are planned for 2003. Non-employee directors are also eligible for participation in the 1995 Non-Employee Director Stock Option Plan, pursuant to which each non-employee director receives automatic grants of options and is eligible to receive his or her annual fee in the form of stock options. Pursuant to the Director Plan, immediately following the 2002 Annual Meeting of Shareholders, each of Messrs. Condon, Fraser, Friedl, McDermott, Oates and Ms. Swersky received an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. In addition, under the Director Plan, directors may elect to receive their retainer fee in the form of stock options. Pursuant to this election, Messrs. Condon, Fraser, Friedl and McDermott were granted options to purchase a total of 2,728 shares of the Company's common stock. In each such case, the exercise price per share of each option was determined to be equal to the fair market value per share of the Common Stock on the date of grant.

STOCK PERFORMANCE

         The following graph compares the change in the cumulative total stockholder return on the Company's Common Stock for the period from January 1, 1998 through December 31, 2002, with the cumulative total return on the Center for Research in Securities Prices Index for the Nasdaq Stock Market

("Nasdaq Stock Market Index") and the Center for Research in Securities Prices Index for Nasdaq financial stocks ("Nasdaq Financial Stocks Index"). The comparison assumes $100 was invested on December 31, 1997 in the Company's Common Stock at the $5.75 closing price on that day and in each of the foregoing indices and assumes reinvestment of dividends, if any.


[CHART]

             Comparison of Five Year( )Cumulative Total Return Among
          Investors Financial Services Corp., Nasdaq Stock Market Index
                        and Nasdaq Financial Stocks Index


                                      12/31/97   12/31/98    12/31/99   12/29/00    12/31/01   12/31/02
                                      --------   --------    --------   --------    --------   --------
Investors Financial Services Corp.     100.00     129.88      200.35     748.35      576.43     477.22
Nasdaq Stock Market Index              100.00     140.99      261.48     157.42      124.89      86.33
Nasdaq Financial Stocks Index          100.00      97.99       96.50     104.23      114.53     117.69


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has adopted a policy whereby all transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

                                   PROPOSAL 2

            APPROVAL OF AN AMENDMENT OF THE COMPANY'S CERTIFICATE OF
                                  INCORPORATION

GENERAL

         The Board of Directors has voted to recommend to stockholders that the Company amend its Certificate of Incorporation (the "Certificate of Incorporation") to limit the ability of the Company to indemnify its officers and directors. The full text of the Certificate of Amendment (the "Certificate of Amendment") to the Certificate of Incorporation that will effect the aforementioned amendment (the "Charter Amendment") is attached hereto as EXHIBIT B.

         The Board of Directors approved the Charter Amendment largely in response to industry guidance given by the Federal Reserve Board to bank holding companies concerning indemnification agreements and payments. The purpose of the guidance was to remind bank holding companies of the limitations upon indemnification imposed by section 18(K) of the Federal Deposit Insurance Act and the regulations issued thereunder (the "Indemnification Limits"). The Indemnification Limits apply to preserve the deterrent effects of administrative enforcement action by ensuring that individuals subject to final enforcement actions bear the cost of any judgments, fines and associated legal expenses, and to safeguard the assets of financial institutions. The Indemnification Limits prohibit a bank holding company from paying or reimbursing an "Institution Affiliated Party" (an "IAP" i.e., an officer, director, employee, controlling stockholder or one who participates in the affairs of the bank holding company) for any liability or legal expense derived from a bank regulatory administrative proceeding that results in a final order or settlement in which the IAP is assessed a civil money penalty, is removed or prohibited from banking, or is required to cease an action or take any affirmative action, including making restitution. The Indemnification Limits allow reasonable payments to purchase liability insurance, but the insurance may not pay or reimburse an IAP for any final judgment or civil money penalty assessed against the IAP.

         The Charter Amendment is intended to clarify that the indemnification provisions of the Certificate of Incorporation comply with the Indemnification Limits by explicitly limiting indemnification such that no indemnification or insurance coverage provided shall exceed that permitted by applicable law.

BOARD OF DIRECTORS' RESERVATION OF RIGHTS

         If the Charter Amendment is approved by the stockholders, the Charter Amendment will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State. The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Charter Amendment, if at any time prior to filing the Certificate of Amendment with the Secretary of State of the State of Delaware the Board, in its sole discretion, determines that the Charter Amendment is no longer in the best interests of the Company and its stockholders. In addition, the Board reserves the right to delay filing the Certificate of Amendment for up to 12 months following stockholder approval of the Charter Amendment at the Annual Meeting. However, at the present time, the Board intends to proceed with the Charter Amendment as presented without delay.

         Approval of the Charter Amendment will require an affirmative vote of seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstention from voting on this proposal will have the same effect as a vote "against" this proposal.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                         THE PROPOSED CHARTER AMENDMENT.

                                   PROPOSAL 3

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2003. Deloitte & Touche has served as the Company's accountants since the fiscal year ended October 31, 1989. It is expected that a member of Deloitte & Touche will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Ratification of the selection of auditors is not required under the laws of the State of Delaware but will be considered by the Board of Directors in selecting auditors for future years.

         The following table details aggregate fees billed for 2002 and 2001 by Deloitte & Touche to the Company.

                                               Aggregate Fees Billed for
                                                   Fiscal Year Ended
Services                                       2002                2001
--------                                       ----                ----
Audit Fees                                   $ 417,150           $ 356,500
Audit-Related Fees                           $       0           $       0
Tax Fees                                     $       0           $       0
Other Fees                                   $  49,500           $  99,400

----------
         The Audit Committee of the Board of Directors has considered whether the provision of the services by Deloitte & Touche covered by the caption "Other Fees" in the above-table is compatible with Deloitte & Touche's independence and has concluded that it is.

         Ratification of the selection of Deloitte & Touche to serve as auditors for the fiscal year ending December 31, 2003 will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and voting on this proposal.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
     VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the year ended December 31, 2002, the Company believes that all Reporting Persons complied with all
Section 16(a) filing requirements in the year ended December 31, 2002, except that Phyllis S. Swersky filed late one Form 4 with respect to one sale of shares of the Company.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the Company's proxy materials to be furnished to all stockholders entitled to vote at the 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated by the Commission under the Exchange Act must be received at the Company's principal executive offices not later than November 15, 2003. Under the Company's By-laws, stockholders who wish to make a proposal at the 2004 Annual Meeting - other than one that will be included in the Company's proxy materials - must notify the Company no earlier than October 16, 2003 and no later than November 15, 2003. If a stockholder who wishes to present a proposal fails to notify the Company by November 15, 2003, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's By-laws, the proposal is brought before the meeting, then consistent with the Commission's proxy rules the proxies solicited by management with respect to the 2004 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's proxy rules. All stockholder proposals must comply with the applicable requirements of the Company's By-laws, a copy of which is on file with the Commission. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Investors Financial Services Corp., P.O. Box 9130, Boston, MA 02117-9130, Attention:
Corporate Secretary.

                                                                      APPENDIX A

                       INVESTORS FINANCIAL SERVICES CORP.

                             AUDIT COMMITTEE CHARTER

PURPOSE

         The Audit Committee (Committee) shall provide assistance to the Boards of Directors of Investors Financial Services Corp. ("IFSC") and its subsidiaries (collectively, the "Company"), including Investors Bank & Trust Company (the "Bank"), in fulfilling their oversight responsibilities to shareholders relating to (i) the reliability and integrity of corporate accounting and financial reporting practices; (ii) the quality and integrity of financial statements and reports; (iii) the performance of the Company's internal audit function and independent auditors; (iv) compliance with laws, regulations and Company policies; and (v) maintenance of a sound system of internal controls. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication among the Directors, the independent auditors, and the Company's internal auditors and management.

                      COMMITTEE MEMBERSHIP AND ORGANIZATION

         The Committee shall be composed of a minimum of three members. Each Committee member shall meet any independence requirements promulgated by the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company (each a "Regulatory Body"). Each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. At least one member of the Committee shall be a "financial expert" as defined by the rules of the SEC, and all members of the Committee shall have a strong level of business or financial acumen (as determined in the reasonable discretion of the Board).

         The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be replaced by the Board.

         The Committee shall meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly. If circumstances warrant, an unscheduled meeting of the Committee can be called with or without the presence of the Company's management. The Committee strongly supports confidential exchanges with internal auditors and independent auditors. Therefore, no less frequently than annually, the Committee shall meet with the Director of Internal Audit without the presence of management. In addition, at all meetings where independent auditors are present, the Committee will ensure that sufficient opportunity is made available for the independent auditors to meet with the Committee without management present.

         The Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Company to provide the Committee with the support of one or more Company employees to assist it in carrying out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee. The Committee may request that any officer or employee of the Company or the Company's outside counsel or independent auditors attend a meeting of the Committee or meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The following activities are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate.

     CHARTER REVIEW

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

INDEPENDENT AUDITORS

     2. Appoint and compensate the independent auditors in connection with the preparation and issuance of an audit report regarding the Company's financial statements. The Committee shall receive regular reports regarding the work of the independent auditors, and may obtain the assistance of Company management in the negotiation of the terms of the independent auditors' engagement and the oversight of the independent auditors' performance.

     3. Review the experience and qualifications of the senior members of the independent auditors' team.

     4. Monitor the independence, qualifications and performance of the independent auditors by, among other things

         - Obtaining and reviewing a report from the independent auditors at least annually regarding (a) the auditors' internal quality-control procedures, (b) any material issues raised by the most recent quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company.

         - If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors.

     5. Oversee the rotation, at least once every five years, of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

     6. Meet with the independent auditors and management of the Company to review the scope, planning and staffing of the proposed audit activities for the coming year.

     7. Preapprove all auditing services and permitted non-audit services to be performed for the Company by the independent auditors, except as otherwise permitted by applicable law. In no event shall the independent auditors perform any non-audit services for the Company which are prohibited by Section 10A(g) of the Securities Exchange Act of 1934 (the "Exchange Act") or the rules of the SEC or the Public Corporation Accounting Oversight Board.

     8. Ensure that the Company's management cooperates with the independent auditors and provides access to all appropriate Company resources requested by the independent auditors in the course of their audit.

     FINANCIAL REPORTING AND INTERNAL CONTROLS

     9. At the conclusion of the annual audit, meet with the independent auditors and management of the Company and review any related report or opinion issued by the independent auditors and any comments or recommendations stemming from the annual audit. Prior to the release of the Company's audited and interim financial statements, review the financial statements with the independent auditors and financial management of the Company. Determine that the independent auditors are satisfied with the disclosure and content of the financial statements.

     10. Review any changes in accounting principles, changes in the accounting treatment of significant transactions, and changes in financial reporting policies. Additionally, review the independent auditor's judgments regarding the quality and appropriateness of the Company's accounting principles, as applied in the Company's financial reporting, and the clarity of the Company's financial disclosure practices. Inquire as to the auditors' judgments regarding the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure. Review any significant disagreement or difficulty encountered during the course of the audit.

     11. Annually discuss with the independent auditors the matters required to be discussed by Statement on Accounting Standards 61.

     12. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     13. Discuss with management, either specifically or by discussion of the types of information to be disclosed and the types of presentation to be made, the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information and any earnings guidance, as well as financial information provided to rating agencies.

     14. Based on the reviews and discussions of the Committee pursuant to its responsibilities under this charter, determine on an annual basis whether to recommend to the full Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K.

     15. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

     16. Review and approve Audit Committee disclosures to be contained in the Company's proxy statement for its annual meeting of stockholders, including the Audit Committee Report and disclosure regarding the independence of members of the Committee. The Committee shall ensure that this Charter is attached as an appendix to the Company's proxy statement at least once every three years.

     17. Review with the independent auditors, the Company's internal auditor, and the Company's financial management, the effectiveness and integrity of the accounting, financial and other internal controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls are desirable. In this regard, the Committee shall review management's annual statement of responsibilities for preparing financial statements, establishing and maintaining an adequate internal control structure for financial reporting and major financial risk exposures, and complying with designated safety and soundness laws. The Committee shall also review management's assessments of the effectiveness of the Company's internal control structure and procedures for financial reporting as of the fiscal year-end and compliance with designated laws and regulations during the fiscal year. In addition, the Committee shall review the independent auditors' attestations on the aforementioned management assertions.

     18. Monitor the Company's progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls or related matters.

     19. Receive periodic reports from the independent auditors and appropriate officers of the Company on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Company.

     20. Review with management and the independent auditors any effects of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company's financial statements.

     21. Review material regulatory inquiries and significant findings and recommendations of all regulatory reports of examination and management's responses thereto.

INTERNAL AUDIT FUNCTION

     22. Review and approve the appointment of the Director of Internal Audit.

     23. Review and approve the Internal Audit Department's annual audit plans and budget and review the sufficiency of internal audit resources. Review the independence and authority of the internal audit function's reporting obligations and the coordination of efforts with the independent auditors.

     24. At each meeting, but no less than quarterly, review significant internal audit reports containing management's responses completed since the previous Committee meeting, the status of the annual audit plan, and a progress report on the extent to which internal audit recommendations have been implemented by management. Any deviations from or modifications to the original audit plan will be reviewed with the Committee, as will be any changes in internal audit policies.

     COMPLIANCE OVERSIGHT

     25. Discuss with management and the internal auditors the Company's processes regarding compliance with applicable laws and regulations and obtain verbal or written reports from management and internal audit regarding compliance by the Company and its affiliated entities with applicable legal requirements.

     26. Review annually the program established to monitor compliance with the Company's Code of Conduct.

     27. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

     28. Obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Exchange Act or other applicable laws or regulations.

     29. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting, auditing or compliance matters.

     30. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies or compliance with the Company's Code of Conduct.

     31. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     SUBSIDIARIES OF IFSC

     32. Perform the duties required to be performed by the audit committee of the Bank to the extent permitted, and in the manner required, by applicable laws and regulations.

GENERAL

     33. Under the direction of the Chairperson of the Committee, report on the Committee's activities at the next Board of Directors meeting or, if deemed necessary by the Committee Chair, earlier.

     34. Investigate any matter brought to the Committee's attention within the scope of its duties.

     35. Meet at least annually with the chief financial officer, the general counsel, the senior internal auditing executive and the independent auditor in separate executive sessions.

     36. Annually review the performance of the Committee.

                                     General

     The Committee's role is one of oversight as set forth in this charter. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Conduct.

     Any duty or action of the Committee may be undertaken and fulfilled by the Board as a whole in place of the Committee.

     With respect to joint sessions of the Committee:

         - The Committee may meet simultaneously as a committee of IFSC and the Bank, though it should hold separate sessions if necessary to consider transactions between the two entities or other matters where IFSC and the Bank may have different interests; and

         - The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of IFSC and those of the Bank or IFSC's other subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Company's policies regarding Sections 23A and 23B of the Federal Reserve Act.

         IN PERFORMING THEIR RESPONSIBILITIES, COMMITTEE MEMBERS ARE ENTITLED TO RELY IN GOOD FAITH ON INFORMATION, OPINIONS, REPORTS OR STATEMENTS PREPARED OR PRESENTED BY:

         1. One or more officers or employees of the Company whom the Committee members reasonably believe to be reliable and competent in the matters presented;

         2. Counsel, independent auditors, or other persons as to matters which the Committee members reasonably believe to be within the professional or expert competence of such person; or

         3. Another committee of the Board as to matters within such other committee's designated authority which other committee the Committee members reasonably believe to merit confidence.

                                                                      APPENDIX B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       INVESTORS FINANCIAL SERVICES CORP.

         Investors Financial Services Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), does hereby certify as follows, pursuant to Section 242 of the GCL:

         FIRST: That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors, at a meeting held on August 13, 2002, in accordance with Section 242 of the GCL, duly adopted a resolution (i) proposing an amendment to the Certificate of Incorporation of the Corporation, (ii) declaring said amendment to be advisable and in the best interests of the Corporation's stockholders and
(iii) directing that the matter be submitted to the stockholders of the Corporation for the approval of said amendment.

         SECOND: The amendment to the Certificate of Incorporation of the Corporation was duly adopted at the Annual Meeting of Stockholders of the Corporation held on April 15, 2003, in accordance with Section 242 of the GCL.

         THIRD: That in accordance with the aforementioned resolution, the Corporation's Certificate of Incorporation is hereby amended by inserting at the end of Article NINTH thereof, the following new Article NINTH, paragraph 16:

                16. LIMITATION OF INDEMNIFICATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ARTICLE NINTH, NO INDEMNIFICATION OR INSURANCE COVERAGE PROVIDED FOR HEREUNDER SHALL EXCEED THAT PERMITTED BY APPLICABLE LAW.

         FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the GCL.

         IN WITNESS WHEREOF, Investors Financial Services Corp. has caused this certificate to be signed by Kevin J. Sheehan, its Chief Executive Officer, as of this 15th day of April, 2003.

                                              INVESTORS FINANCIAL SERVICES CORP.


                                              By:
                                                 -------------------------------
                                                 Name:  Kevin J. Sheehan
                                                 Title: Chief Executive Office

P
R                INVESTORS FINANCIAL SERVICES CORP.
O
X
Y       PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Kevin J. Sheehan and John N. Spinney, Jr. and each or either of them, proxies with full power of substitution to vote all shares of stock of Investors Financial Services Corp. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 15, 2003, at 11:00 a.m., local time, at the Company's offices at 200 Clarendon Street, Boston, Massachusetts, and at any adjournment thereof, upon matters set forth in the Notice of 2003 Annual Meeting of Stockholders and Proxy Statement dated March 11, 2003, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their judgement, upon such other business as may properly come before the meeting or any adjournment thereof.


   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS DESCRIBED IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2 AND 3 AND IN THE JUDGMENT OF THE
           PROXIES NAMED HEREIN WITH RESPECT TO ANY OTHER MATTERS.

                      THE NOMINEES FOR CLASS II DIRECTOR ARE:
                     Frank B. Condon, Jr. and Robert B. Fraser

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name in the space provided below Proposal 1 on reverse side. To vote for or against all nominees, see Proposal 1 on reverse side.

                          (TO BE SIGNED ON REVERSE SIDE)
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

/X/ Please mark your
    votes as in this
    example.

                                                    WITHHOLD
                                                    AUTHORITY TO
                                                    VOTE FOR ALL
                       FOR ALL NOMINEES             NOMINEES LISTED
                       LISTED ON REVERSE            ON REVERSE

1. To elect two (2)
   Class II Directors.
   See reverse side
   for instruction.        /     /                    /    /


_________________________________________________________________


                                                 FOR              AGAINST         ABSTAIN
2. To approve the amendment of the Company's
   Certificate of Incorporation limiting the
   indemnification of officers and directors
   as described in the Proxy Statement.          /     /          /    /          /    /

3. To ratify the selection of Deloitte &
   Touche LLP as independent auditors for
   the fiscal year ending December 31,
   2003.                                         /     /          /    /          /    /


SIGNATURE ____________________________________________ DATE ___________________

NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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